Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

August 9, 2022

Getty Images Holdings, Inc.

605 5th Ave S. Suite 400

Seattle, Washington 98104

Ladies and Gentlemen:

We have acted as counsel to Getty Images Holdings, Inc., a Delaware corporation (the “Company” or “Getty Images”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to (1) the offer and issuance by the Company of up to 43,009,980 shares of Class A Common Stock, par value $0.0001 (“Class A Common Stock”) issuable upon the exercise of the warrants consisting of (i) up to 20,699,980 shares of Class A Common Stock issuable upon the exercise of the public warrants issued by CC Neuberger Principal Holdings II (“CCNB”) as part of its initial public offering of units (the “Public Warrant Shares”), (ii) up to 18,560,000 shares of Class A Common Stock that are issuable upon the exercise of the private placement warrants originally issued to CC Neuberger Principal Holdings II Sponsor LLC (the “Sponsor”), a Delaware limited liability company, in a private placement (the “Private Placement Warrant Primary Shares”), and (iii) up to 3,750,000 shares of Class A Common Stock (the “Forward Purchase Warrant Primary Shares”, and together with the Public Warrant Shares and the Private Placement Warrant Primary Shares, the “Warrant Shares”) that are issuable upon the exercise of the forward purchase warrants originally issued to Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”); and (2) the offer and resale by the selling securityholders named in the prospectus contained in the Registration Statement (the “Selling Securityholders”) of up to 407,799,789 shares of Class A Common Stock, consisting of (i) up to 211,176,789 shares of Class A Common Stock issued to certain Griffey Global Holdings, Inc. equityholders as merger consideration (the “Merger Shares”) for consenting to the business combination by and among CCNB, the Company and certain of their subsidiaries (the “Business Combination”), (ii) up to 58,682,257 earn-out shares issuable to certain Griffey Global Holdings, Inc. equity holders upon certain vesting conditions (the “Earn-Out Shares”), (iii) up to 3,930,753 shares of Class A Common Stock issuable upon the exercise or vesting of certain equity awards (the “Options Shares”), (iv) up to 20,560,000 shares of Class A Common Stock issued to the Sponsor (the “ Founder Shares”), (v) up to 5,140,000 shares of Class A Common Stock issuable upon the conversion of up to 2,570,000 shares of Series B-1 Common Stock, par value $0.0001 and up to 2,570,000 shares of Series B-2 Common Stock, par value $0.0001 (each the “Sponsor Earn-Out Shares”), (vi) up to 30,000,000 shares of Class A Common Stock issued pursuant to the back-stop agreement by and between CCNB and NBOKS (the “Backstop Shares”), (vii) up to 20,000,000 shares of Class A Common Stock issued pursuant to the forward

August 9, 2022

purchase agreement by and between NBOKS and CCNB (the “Forward Purchase Shares”), (viii) up to 36,000,000 shares of Class A Common Stock issued to certain Selling Securityholders pursuant to the subscription agreements in connection with the Business Combination (the “PIPE Shares”), (ix) up to 18,560,000 shares issuable by the Company upon the exercise of the private placement warrants originally issued to the Sponsor, in a private placement following the public resale of the Private Placement Warrants by the Selling Securityholders (the “Private Placement Resale Shares”), (x) up to 3,750,000 shares issuable upon the exercise of the Forward Purchase Warrants, originally issued to NBOKS, following the public resale of the Forward Purchase Warrants by the Selling Securityholders (the Merger Shares, Founder Shares, Backstop Shares, Forward Purchase Shares and PIPE Shares, collectively, the “Resale Shares”), and (3) up to 22,310,000 Warrants, consisting of (i) up to 18,560,000 Private Placement Warrants, and (ii) up to 3,750,000 Forward Purchase Warrants (together the “Warrants”).

Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) Business Combination Agreement, incorporated by reference to Exhibit 2.1 in the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware incorporated by reference as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; (vi) the 2022 Equity Incentive Plan, as amended, incorporated by reference as Exhibit 10.5 to the Registration Statement, (vii) the Employee Stock Purchase Plan, incorporated by reference as Exhibit 10.4 to the Registration Statement, (viii) the Earn Out Plan, incorporated by reference as Exhibit 10.3 to the Registration Statement, (ix) the Warrant Agreement, as amended by the Warrant Assumption Agreement, dated as of on July 28, 2022, incorporated by reference as Exhibit 4.4 of the Registration Statement (the “Warrant Agreement”) and (x) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we

August 9, 2022

have relied upon certificates or comparable documents of officers and representatives of the Company.

With respect to the Warrant Shares and the Warrants, we have assumed that each of the Warrant Agreement and Warrants have been duly authorized, executed and delivered by American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), and constitute legal, valid and binding obligations of the Warrant Agent, enforceable in accordance with their terms, and we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Class A Common Stock than the number that then remain authorized but unissued. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the shares of Class A Common Stock. We have also assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Act, and no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Warrants in the manner and for the consideration stated in the Warrant Agreement, will be validly issued, fully paid and non-assessable.
2.	The Resale Shares have been duly authorized and are validly issued, fully paid and nonassessable.
3.	The Option Shares have been duly authorized and, when issued and delivered upon exercise of the applicable award agreements in the manner and for the consideration stated in the applicable award agreements, will be validly issued, fully paid and non-assessable.
4.	The Earn-Out Shares and the Sponsor Earn-Out Shares have been duly authorized, and when issued and delivered in accordance with the applicable vesting conditions, will be validly issued, fully paid and nonassessable.
5.	The Warrants constitute legal, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial

August 9, 2022

reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and, solely with respect to whether or not the Warrants are the legal, valid and legally binding obligations of the Company, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Weil, Gotshal & Manges LLP